UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive, Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Silicon Valley Bank

On May 25, 2007, Vertical Communications, Inc. (“Vertical”), and its wholly owned subsidiaries Vertical Communications Acquisition Corp. (“VCAC”), Vodavi Technology, Inc. (“VTEK”) and Vodavi Communications Systems, Inc. (“VCS”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”) providing for a line of credit of up to $10,000,000 (the “Line of Credit”). Vertical, VCAC, VTEK and VCS are collectively referred to as the “Company.” For a description of the Loan Agreement, please see “Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant,” below.

NEIPF, L.P.

On May 25, 2007, the Company entered into a Joinder Agreement with Columbia Partners, L.L.C. Investment Management (“Columbia”) and NEIPF, L.P. (“NEIPF”) pursuant to which VCS was joined as a borrower to that certain Credit Agreement, dated as of October 18, 2006. Under the Joinder Agreement, VCS becomes a party to the Credit Agreement and liable for the payment and performance of all obligations under the Credit Agreement. VCS grants Columbia, for the benefit of NEIPF, a security interest in the Collateral and Intellectual Property (as defined in the Credit Agreement) and acknowledges that certain Pledge Agreement, dated May 25, 2007, between VTEK, Columbia and NEIPF (the “Pledge Agreement”). In connection with the Joinder Agreement, VTEK entered into the Pledge Agreement pursuant to which VTEK pledged all of the capital stock of VCS, its wholly owned subsidiary, as collateral for the obligations under the Credit Agreement.

Intercreditor Agreement

In connection with the Line of Credit, NEIPF, Columbia and SVB entered into a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), which was acknowledged by the Company. Under the Intercreditor Agreement, the parties agreed that SVB has a senior priority security interest on all of the Company’s accounts receivable and inventory, and any proceeds from the accounts receivable and inventory. The parties further agreed that SVB has a junior priority security interest on all other personal property collateral of the Company. The parties agreed that Columbia and NEIPF maintains its senior priority security interest on all other personal property collateral of the Company and a junior priority security interest on accounts receivable, inventory and the proceeds from accounts receivable and inventory.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into the Loan Agreement with SVB on May 25, 2007. The Loan Agreement terms provide the Company with a revolving line of credit in an amount not to exceed $10,000,000. The Line of Credit matures and the principal balance thereof is payable in full, on May 24, 2009. Borrowing availability under the Line of Credit is based on the existence of stipulated percentages of the Company’s eligible accounts receivable and inventory and is also subject to an additional $2,000,000 collateral reserve requirement established by SVB. Amounts borrowed under the Line of Credit bear interest at a per annum rate equal to the Prime Rate in effect from time to time, plus 2% per year. The “Prime Rate” is the rate announced from time to time by SVB as its “prime rate.” The Company may also be obligated to pay a minimum monthly interest amount if the interest payable on the outstanding borrowed amounts is less than interest that would have been payable calculated based upon fifteen percent (15%) of the maximum credit limit having been advanced and outstanding with respect to each month.

The Company’s obligations under the Loan Agreement are secured by all of the Company’s inventory, equipment, payment intangibles, letter-of-credit rights, supporting obligations, accounts, and general intangibles, including, without limitation, all of the Company’s intellectual property, deposit accounts, and all money, and all property now or at anytime in the future in SVB’s possession, and all proceeds, all products and all books and records related to such collateral.

The following events, among others, constitute “Events of Default” under the Loan Agreement:

•	if the Company fails to timely pay any principal or interest on any outstanding loan under the Line of Credit within five days of when due;

•	if the total loans and other obligations outstanding at any time exceeds the credit limit;

•	if the Company fails to comply with any of the financial covenants or fails to perform any other non-monetary obligation which by its nature cannot be cured;

•

if any levy, assessment, attachment, seizure, lien or encumbrance, other than a permitted lien, is made on all or any part of the collateral and is not cured within ten days after the occurrence of the same, or immediately upon the service of process upon SVB seeking to attach by trustee or other process;

•

if any default or event of default occurring under any obligation secured by a permitted lien that permits acceleration or exercise of remedies is not cured within any applicable cure period or waived in writing by the holder of the permitted lien;

•	if the Company breaches any material contract or obligation which has, or may reasonably be expected to have, a material adverse effect on the Company’s business or financial condition;

•

the dissolution, termination of existence, insolvency or business failure of the Company; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect;

•

the commencement of any proceeding against the Company or any guarantor of any of the obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced;

•	if the Company defaults under any agreement evidencing any indebtedness to any third party;

•	if there is a certain change in the stock ownership of the Company;

•

if the Company generally does not pay its debts as they become due, or the Company conceals, removes or transfers any part of its property, with intent to hinder, delay or defraud its creditors, or makes any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

•	if the Company shall breach any term of the intellectual property security agreement granted by the Company to SVB.

SVB may cease making any loans during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

In the event of an Event of Default, SVB may take the following actions, among others:

•	SVB may place a “hold” on any deposit account pledged as collateral;

•	cease making loans or otherwise extending credit to the Company under the Loan Agreement or any other document or agreement;

•

accelerate and declare all or any part of the obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any obligation;

•	take possession of any or all of the collateral; or

•	sell, lease or otherwise dispose of any of the collateral.

All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by SVB with respect to an Event of Default will be added to and become part of the Company’s obligations.

The proceeds from the Line of Credit will be used in part to discharge part of its outstanding debt to NEIPF and for general working capital purposes.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

None.

(b) Pro Forma financial information

None.

(c) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	VERTICAL COMMUNICATIONS, INC.

	By:	/s/ KEN CLINEBELL
Ken Clinebell, Chief Financial Officer

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